UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2003

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

(502) 596-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On July 1, 2003, Kindred Healthcare, Inc. (the “Company”) announced that it had completed the divestiture of all of its Florida and Texas nursing center operations. In connection with these divestitures, the Company expects to record a second quarter pretax loss of approximately $55 million to $60 million.

In connection with the divestitures, the Company acquired 15 Florida nursing centers and one Texas nursing center from Ventas, Inc. (“Ventas”) for approximately $60 million and a $4 million lease termination fee, arrived at through negotiations with Ventas. In addition, the Company amended its master leases with Ventas to: (1) pay incremental rent in varying amounts generally over seven years, the net present value of which will approximate $44 million using a discount rate of 11%, (2) provide that all annual escalators under the master leases will be paid in cash at all times, and (3) expand certain cooperation and information sharing provisions of the master leases. The current annual rent of approximately $9 million on the acquired facilities terminated on the closing of the purchase transaction.

For accounting purposes, the $44 million present value rent obligation to Ventas will be recorded by the Company as long-term debt. The Company financed its obligations at the closing of the purchase transaction through the use of existing cash.

The Company subsequently completed the divestiture of all of its Florida nursing center operations. The Company sold the real estate related to the 15 nursing centers it acquired from Ventas and the two nursing centers previously owned by the Company in Florida. The sale price for the real estate and related personal property associated with all of the Florida nursing center operations aggregated approximately $64 million. The real property related to the 17 Florida facilities was sold to WKTM-Florida, LLC for approximately $62 million, arrived at through negotiations with the purchaser. The personal property related to all of the Florida facilities was sold to 19 separate purchasing entities that will operate the facilities for an aggregate consideration paid to the Company of approximately $2 million.

The Company also has subleased the remaining Florida nursing center operated by the Company. The rental payments under the sublease approximate the Company’s annual rental obligations under the existing lease agreement. The sublease will expire upon the expiration of the primary lease, whereupon the Company’s obligation with respect to the primary lease also will terminate.

The Company also sold its accounts receivable relating to the Florida nursing centers.

The Company also announced that it had completed the divestiture of its two Texas nursing center operations. The Company has terminated the lease with respect to one facility and has entered into a lease with a third party to transfer the operations of the other Texas facility acquired from Ventas. The Company has entered into a non-binding letter of intent to sell the remaining leased facility to the same third party.

The Company previously announced certain amendments to its revolving credit agreement and its senior secured notes agreement relating to its divestiture plans. These amendments provided for, among other provisions, a $60 million repayment of the senior secured notes from the sale proceeds of the Florida and Texas divestitures. The Company completed the $60 million repayment on July 1, 2003.

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company’s ability to predict the estimated costs related to such claims; and (m) the Company’s ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

A copy of the press release issued by the Company related to these transactions is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Pro forma financial information for the Registrant, including the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2003 and 2002, the year ended December 31, 2002 and the nine months ended December 31, 2001 for the Reorganized Company (as defined) and the three months ended March 31, 2001 and the year ended December 31, 2000 for the Predecessor Company (as defined), the Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2003 and the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, are filed herewith.

(c) Exhibits.

Exhibit 99.1 – Press release dated July 1, 2003.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2003 and 2002, the year ended December 31, 2002 and the nine months ended December 31, 2001 for the Reorganized Company (as defined) and the three months ended March 31, 2001 and the year ended December 31, 2000 for the Predecessor Company (as defined), give effect to the Company’s purchase of 15 Florida nursing centers and one Texas nursing center that it leased from Ventas (the “Facility Acquisitions”), the divestiture of its Florida and Texas nursing center operations (the “Florida and Texas Divestiture”) and the repayment of $60 million of the Company’s senior secured notes from a portion of the net proceeds of the Florida and Texas Divestiture (the “Senior Note Repayment”), assuming these transactions occurred on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet gives effect to these transactions assuming they occurred on March 31, 2003. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The unaudited pro forma condensed consolidated financial statements may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the Company’s future operating results.

As more fully described in the Company’s Annual Report on Form 10-K and Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, the term “Predecessor Company” refers to the Company and its operations for periods prior to April 1, 2001, while the term “Reorganized Company” is used to describe the Company and its operations for periods thereafter. Accordingly, consolidated financial statements for periods after April 1, 2001 are not comparable in all respects to consolidated financial statements for periods prior thereto.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2003

(In thousands, except per share amounts)

	Historical Reorganized Company	Pro Forma Adjustments							Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Senior Note Repayment		Elimination (i)
Revenues	$863,078	$—		$(35,652	)(d)	$—		$1,682	$829,108

Salaries, wages and benefits	501,312	—		(22,521	)(d)	—		—	478,791
Supplies	110,095	—		(2,155	)(d)	—		—	107,940
Rent	68,392	—		(2,829	)(d)	—		—	65,563
Other operating expenses	180,509	—		(28,846	)(d)	—		1,682	153,345
Depreciation	20,083	—		(253	)(d)	—		—	19,830
Interest expense	2,888	765	(a)	—		(846	)(g)	—	2,859
						52	(h)
Investment income	(1,638)	321	(b)	3	(d)	—		—	(1,535)
				(158	)(e)
				(63	)(f)

	881,641	1,086		(56,822)		(794)		1,682	826,793

Income (loss) before income taxes	(18,563)	(1,086)		21,170		794		—	2,315
Provision (benefit) for income taxes	(5,439)	(418	)(c)	8,150	(c)	306	(c)	—	2,599

Income (loss) from operations	$(13,124)	$(668)		$13,020		$488		$—	$(284)

Loss per common share:
Basic	$(0.76)								$(0.02)
Diluted	$(0.76)								$(0.02)

Shares used in computing loss per common share:
Basic	17,377								17,377
Diluted	17,377								17,377

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2002

(In thousands, except per share amounts)

	Historical Reorganized Company	Pro Forma Adjustments							Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Senior Note Repayment		Elimination (i)
Revenues	$811,244	$—		$(33,670	)(d)	$—		$1,900	$779,474

Salaries, wages and benefits	467,401	—		(19,290	)(d)	—		—	448,111
Supplies	101,314	—		(2,104	)(d)	—		—	99,210
Rent	65,611	—		(2,726	)(d)	—		—	62,885
Other operating expenses	127,297	—		(14,244	)(d)	—		1,900	114,953
Depreciation	16,696	—		(155	)(d)	—		—	16,541
Interest expense	3,732	927	(a)	—		(846	)(g)	—	3,865
						52	(h)
Investment income	(1,880)	321	(b)	1	(d)	—		—	(1,776)
				(155	)(e)
				(63	)(f)

	780,171	1,248		(38,736)		(794)		1,900	743,789

Income (loss) before income taxes	31,073	(1,248)		5,066		794		—	35,685
Provision (benefit) for income taxes	12,895	(480	)(c)	1,950	(c)	306	(c)	—	14,671

Income (loss) from operations	$18,178	$(768)		$3,116		$488		$—	$21,014

Earnings per common share:
Basic	$1.05								$1.21
Diluted	$0.95								$1.10

Shares used in computing earnings per common share:
Basic	17,308								17,308
Diluted	19,074								19,074

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(In thousands, except per share amounts)

	Historical Reorganized Company	Pro Forma Adjustments							Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Senior Note Repayment		Elimination (i)
Revenues	$3,357,822	$—		$(135,562	)(d)	$—		$7,243	$3,229,503

Salaries, wages and benefits	1,924,439	—		(81,510	)(d)	—		—	1,842,929
Supplies	424,177	—		(8,652	)(d)	—		—	415,525
Rent	270,562	—		(11,147	)(d)	—		—	259,415
Other operating expenses	606,394	—		(104,233	)(d)	—		7,243	509,404
Depreciation	71,356	—		(779	)(d)	—		—	70,577
Interest expense	12,053	3,474	(a)	—		(3,384	)(g)	—	12,353
						210	(h)
Investment income	(9,674)	1,286	(b)	6	(d)	—		—	(9,259)
				(624	)(e)
				(253	)(f)

	3,299,307	4,760		(207,192)		(3,174)		7,243	3,100,944

Income (loss) before reorganization items and income taxes	58,515	(4,760)		71,630		3,174		—	128,559
Reorganization items	(5,520)	—		—		—		—	(5,520)

Income (loss) before income taxes	64,035	(4,760)		71,630		3,174		—	134,079
Provision (benefit) for income taxes	29,282	(1,833	)(c)	27,578	(c)	1,222	(c)	—	56,249

Income (loss) from operations	$34,753	$(2,927)		$44,052		$1,952		$—	$77,830

Earnings per common share:
Basic	$2.00								$4.48
Diluted	$1.93								$4.32

Shares used in computing earnings per common share:
Basic	17,361								17,361
Diluted	18,001								18,001

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended December 31, 2001

(In thousands, except per share amounts)

	Historical Reorganized Company	Pro Forma Adjustments							Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Senior Note Repayment		Elimination (i)
Revenues	$2,329,019	$—		$(92,094	)(d)	$—		$5,924	$2,242,849

Salaries, wages and benefits	1,316,581	—		(52,060	)(d)	—		—	1,264,521
Supplies	295,598	—		(6,688	)(d)	—		—	288,910
Rent	195,284	—		(8,100	)(d)	—		—	187,184
Other operating expenses	375,090	—		(47,057	)(d)	—		5,924	333,957
Depreciation and amortization	50,219	—		(389	)(d)	—		—	49,830
Interest expense	14,727	2,994	(a)	—		(2,538	)(g)	—	15,340
						157	(h)
Investment income	(9,285)	964	(b)	2	(d)	—		—	(8,971)
				(462	)(e)
				(190	)(f)

	2,238,214	3,958		(114,944)		(2,381)		5,924	2,130,771

Income (loss) before income taxes	90,805	(3,958)		22,850		2,381		—	112,078
Provision (benefit) for income taxes	39,150	(1,524	)(c)	8,797	(c)	917	(c)	—	47,340

Income (loss) from operations	$51,655	$(2,434)		$14,053		$1,464		$—	$64,738

Earnings per common share:
Basic	$3.33								$4.18
Diluted	$2.83								$3.55

Shares used in computing earnings per common share:
Basic	15,505								15,505
Diluted	18,258								18,258

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2001

(In thousands, except per share amounts)

	Historical Predecessor Company	Pro Forma Adjustments					Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Elimination (i)
Revenues	$752,409	$—		$(30,978	)(d)	$1,964	$723,395

Salaries, wages and benefits	427,649	—		(16,615	)(d)	—	411,034
Supplies	94,319	—		(2,164	)(d)	—	92,155
Rent	76,995	—		(2,977	)(d)	—	74,018
Other operating expenses	126,701	—		(11,942	)(d)	1,964	116,723
Depreciation and amortization	18,645	—		(737	)(d)	—	17,908
Interest expense	14,000	1,063	(a)	—		—	15,063
Investment income	(1,919)	321	(b)	2	(d)	—	(1,811)
				(152	)(e)
				(63	)(f)

	756,390	1,384		(34,648)		1,964	725,090

Income (loss) before reorganization items and income taxes	(3,981)	(1,384)		3,670		—	(1,695)
Reorganization items	(53,666)	—		(26,930	)(d)	—	(80,596)

Income (loss) before income taxes	49,685	(1,384)		30,600		—	78,901
Provision (benefit) for income taxes	500	(533	)(c)	11,781	(c)	—	500
		533	(j)	(11,781	)(j)

Income (loss) from operations	$49,185	$(1,384)		$30,600		$—	$78,401

Earnings per common share:
Basic	$0.69						$1.11
Diluted	$0.69						$1.09

Shares used in computing earnings per common share:
Basic	70,261						70,261
Diluted	71,656						71,656

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2000

(In thousands, except per share amounts)

	Historical Predecessor Company	Pro Forma Adjustments					Pro Forma
		Facility Acquisitions		Florida and Texas Divestiture		Elimination (i)
Revenues	$2,888,542	$—		$(120,844	)(d)	$6,797	$2,774,495

Salaries, wages and benefits	1,623,955	—		(59,724	)(d)	—	1,564,231
Supplies	374,540	—		(9,189	)(d)	—	365,351
Rent	307,809	—		(11,693	)(d)	—	296,116
Other operating expenses	503,770	—		(54,448	)(d)	6,797	456,119
Depreciation and amortization	73,545	—		(2,920	)(d)	—	70,625
Interest expense	60,431	4,548	(a)	—		—	64,979
Investment income	(5,393)	1,286	(b)	1	(d)	—	(4,964)
				(605	)(e)
				(253	)(f)

	2,938,657	5,834		(138,831)		6,797	2,812,457

Income (loss) before reorganization items and income taxes	(50,115)	(5,834)		17,987		—	(37,962)
Reorganization items	12,636	—		—		—	12,636

Income (loss) before income taxes	(62,751)	(5,834)		17,987		—	(50,598)
Provision (benefit) for income taxes	2,000	(2,246	)(c)	6,925	(c)	—	2,000
		2,246	(j)	(6,925	)(j)

Income (loss) from operations	$(64,751)	$(5,834)		$17,987		$—	$(52,598)

Loss per common share:
Basic	$(0.94)						$(0.76)
Diluted	$(0.94)						$(0.76)

Shares used in computing loss per common share:
Basic	70,229						70,229
Diluted	70,229						70,229

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2003

(In thousands)

	Historical Reorganized Company	Pro Forma Adjustments					Pro Forma
		Facility Acquisitions (k)	Florida and Texas Divestiture		Senior Note Repayment
ASSETS
Current assets:
Cash and cash equivalents	$100,173	$(64,295)	$65,515	(l)	$(60,000	)(n)	$40,117
					(1,276	)(o)

Cash–restricted	8,000	—	(378	)(l)	—		7,618
			(4	)(m)

Insurance subsidiary investments	209,379	—	—		—		209,379
Accounts receivable less allowance for loss	467,240	—	4,249	(l)	—		456,074
			(14,995	)(l)
			(420	)(m)

Inventories	30,491	—	(458	)(l)	—		30,015
			(18	)(m)

Assets held for sale	—	108,177	(104,995	)(l)	—		3,341
			(638	)(l)
			797	(m)

Other	91,425	—	(133	)(l)	—		91,292

	906,708	43,882	(51,478)		(61,276)		837,836

Property and equipment	622,830	—	(11,275	)(l)	—		611,075
			(480	)(m)

Accumulated depreciation	(135,479)	—	1,279	(l)	—		(134,075)
			125	(m)

	487,351	—	(10,351)		—		477,000

Goodwill	88,658	—	—		—		88,658
Other	168,162	—	(330	)(l)	1,276	(o)	169,108

	$1,650,879	$43,882	$(62,159)		$(60,000)		$1,572,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$120,700	$—	$—		$—		$120,700
Salaries, wages and other compensation	206,470	—	(2,282	)(l)	—		204,119
			(69	)(m)

Due to third party payors	28,728	—	—		—		28,728
Liabilities held for sale	—	—	91	(m)	—		91

Other accrued liabilities	164,378	—	(765	)(l)	—		163,591
			(22	)(m)

Income taxes	56,613	—	(22,373	)(l)	958	(n)	35,198
Long-term debt due within one year	162	4,083	—		—		4,245

	577,051	4,083	(25,420)		958		556,672

Long-term debt	161,992	39,799	—		(60,000	)(n)	141,791
Professional liability risks	234,073	—	—		—		234,073
Deferred credits and other liabilities	58,153	—	(1,000	)(l)	(2,488	)(n)	54,665

Stockholders’ equity:
Common stock	4,412	—	—		—		4,412
Capital in excess of par value	547,569	—	—		—		547,569
Deferred compensation	(5,674)	—	—		—		(5,674)
Accumulated other comprehensive income	313	—	—		—		313
Retained earnings	72,990	—	(35,739	)(l)	1,530	(n)	38,781

	619,610	—	(35,739)		1,530		585,401

	$1,650,879	$43,882	$(62,159)		$(60,000)		$1,572,602

See notes to unaudited pro forma condensed

consolidated financial statements.

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements are based upon the Company’s historical consolidated financial statements.

On April 20, 2001, the Company and its subsidiaries emerged from proceedings under Chapter 11 of Title 11 of the United States Code pursuant to the terms of the Company’s Fourth Amended Joint Plan of Reorganization (the “Plan of Reorganization”), as modified at the confirmation hearing by the United States Bankruptcy Court for the District of Delaware. In connection with its emergence, the Company changed its name to Kindred Healthcare, Inc.

For accounting purposes, the Company reflected the terms of the Plan of Reorganization in its consolidated financial statements as of April 1, 2001. As used in these unaudited pro forma condensed consolidated financial statements, the term “Predecessor Company” refers to the Company and its operations for periods prior to April 1, 2001, while the term “Reorganized Company” is used to describe the Company and its operations for periods thereafter.

In May 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145 (“SFAS 145”), “Rescission of SFAS Nos. 4, 44, 64, Amendment of SFAS 13, and Technical Corrections as of April 2002.” SFAS 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt.” Under SFAS 145, gains or losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 (“APB 30”), “Reporting Results of Operations – Reporting the Effects of Disposal of a Segment of a Business.” Applying the criteria in APB 30 will distinguish transactions that are part of an entity’s recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. SFAS 145 is applicable to the Company for all periods beginning after December 31, 2002. Any gains or losses on extinguishment of debt that were classified as extraordinary items in prior periods that did not meet the new criteria of APB 30 for classification as extraordinary items have been reclassified to income from operations in the accompanying historical results of operations.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma condensed consolidated financial statements:

(a)	To reflect interest expense on the $44 million net present value rent obligation payable to Ventas resulting from the Facility Acquisitions. The additional rent is payable in varying amounts generally over seven years and discounted at a rate of 11%. For accounting purposes, the net present value rent obligation to Ventas is recorded as long-term debt. Amortization of the rent obligation was computed using the effective interest rate method.

(b)	To eliminate investment income resulting from the use of $64.3 million of the Company’s cash to consummate the Facility Acquisitions based upon an assumed investment rate of 2%. See note k.

(c)	To record the pro forma provision for income taxes based upon pro forma pretax income (loss). Income taxes for each respective period were based upon a combined state and federal tax rate of 38.5%.

(d)	To eliminate the Florida and Texas nursing center operations from historical operating results. For the three months ended March 31, 2001, reorganization items resulting from the Plan of Reorganization that were specific to the Florida and Texas nursing centers also were eliminated.

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS (Continued)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

(e)	To record sublease income related to one Florida nursing center that was subleased to a third party as part of the Florida and Texas Divestiture. The rental payments under the sublease approximate the Company’s annual rental obligation under the existing lease agreement.

(f)	To record lease income related to one Texas nursing center that was leased to a third party as part of the Florida and Texas Divestiture.

(g)	To record the pro forma reduction in interest expense related to the Senior Note Repayment. The pro forma reduction in interest expense commenced on April 1, 2001 (calculated using the Company’s floating rate of 5.64% at June 30, 2003) because the senior secured notes were issued in connection with the Plan of Reorganization. A variance of 1/8% in market interest rates would change the annual income (loss) from operations by approximately $80,000.

(h)	To record the pro forma amortization of deferred financing costs incurred in connection with the Senior Note Repayment over the loan period.

(i)	To adjust certain consolidated intercompany elimination entries resulting from the Florida and Texas Divestiture.

(j)	To record the pro forma deferred income tax valuation allowance adjustment based upon management’s estimate of sufficient taxable income to realize the net deferred tax assets recorded during the year ended December 31, 2000 and the three months ended March 31, 2001.

(k)	To record the Facility Acquisitions, calculated as follows (in thousands):

Purchase price for the Facility Acquisitions:

Cash payments:
Purchase price of real property	$59,679
Lease termination fee	4,116

Cash payments to Ventas	63,795
Estimated direct transaction costs	500

Total cash payments	64,295
Additional rent obligation to Ventas classified as debt	43,882

$108,177

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS (Continued)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

(l)	To record the Florida and Texas Divestiture, calculated as follows (in thousands):

Net cash received from the Florida and Texas Divestiture:
Net cash proceeds received from the sale of the Company’s Florida nursing centers:
Real estate, personal property and inventory	$64,365
Accounts receivable	9,000
Credit for assumed employee benefit liabilities	(2,550)
Credit for real and personal property taxes	(745)
Transfer taxes	(289)
Estimated direct transaction costs	(3,200)

	66,581
Cash payment to terminate the lease of a Texas nursing center	(1,066)

		$65,515
Receivable from buyer of Florida nursing centers for accounts receivable sold but not settled at closing		4,249

To eliminate the book value of Florida and Texas assets and liabilities disposed of:
Cash–restricted	(378)
Accounts receivable less allowance for loss	(14,995)
Inventories	(458)
Real property acquired in the Facility Acquisitions	(104,995)
Other current assets	(133)
Property and equipment	(11,275)
Accumulated depreciation	1,279
Other long-term assets	(330)
Salaries, wages and other compensation	2,282
Other accrued liabilities	765
Deferred credits and other liabilities	1,000

		(127,238)
To adjust to fair value the assets and liabilities held for sale related to the Texas nursing center acquired in the Facility Acquisitions		(638)

Pretax loss on the Florida and Texas Divestiture		(58,112)
Income tax benefit		22,373

Net loss on the Florida and Texas Divestiture		$(35,739)

(m)	To reclassify as held for sale the assets and liabilities for the Texas nursing center acquired in the Facility Acquisitions (in thousands):

Cash–restricted	$4
Accounts receivable less allowance for loss	420
Inventories	18
Property and equipment	480
Accumulated depreciation	(125)

Assets held for sale	$797

Salaries, wages and other compensation	$69
Other accrued liabilities	22

Liabilities held for sale	$91

KINDRED HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS (Continued)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

(n)	To record the Senior Note Repayment. In connection with the Senior Note Repayment, the Company will record a net gain of approximately $1.5 million in the third quarter of 2003. This gain is not reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations.

(o)	To record deferred financing costs associated with the Senior Note Repayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: July 15, 2003	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter Senior Vice President, Chief Financial Officer and Treasurer